SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                         TOUCHTUNES MUSIC CORPORATION

     Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned Corporation adopts the following Second Amended and Restated Articles of Incorporation as of this date:

     FIRST: The name of the Corporation is TOUCHTUNES MUSIC CORPORATION.

     SECOND: The original Articles of Incorporation of the Corporation were filed by the Secretary of State on the 9th day of August, 1990.

     THIRD: The name and address of the original incorporator of the Corporation was: LESLIE H. SHAW, 2760, So. Highland Dr. #300 Salt Lake City, Utah 84106.

     FOURTH: The board of directors of the Corporation, at a meeting duly convened and held on the 19th day of April 2000, adopted a resolution authorizing a further amendment and restatement of the original Articles of Incorporation in order to increase the capital stock which the Corporation is authorized to issue, from 50,000,000 shares of Class A voting common stock and 15,000,000 shares of Series A Preferred Stock to an aggregate of 50,000,000 shares of Class A voting common stock, 15,000,000 shares of Series A Preferred Stock and 10,000,000 shares of Series B Preferred Stock. The rights, privileges and preferences of each class of capital stock are set forth below in ARTICLE SIXTH, containing the Amended and Restated Articles of Incorporation in full.

     FIFTH: The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 14,658,644 shares of Class A voting common stock and 12,843,960 shares of Series A Preferred Stock, voting as a single class. The changes and amendments made hereby, have been consented to and approved in writing by stockholders holding 10,001,920 shares of Class A voting common stock and 12,843,960 shares of Series A Preferred Stock, being at least a majority of each such class, the only classes of stock outstanding and entitled to vote thereon.

     SIXTH: The Articles of Incorporation, as amended to the date of this certificate, are hereby restated as follows:

1.    NAME

1.1   The name of the Corporation is TOUCHTUNES MUSIC CORPORATION.

2.    PRINCIPAL OFFICE

2.1 The initial principal office of the Corporation shall be located at 216 South Fourth Street, Las Vegas, Nevada, 89106, and/or such other place as the directors shall designate.

3.    DURATION

3.1   The period of duration of the Corporation is perpetual.


                                    2.

4.    PURPOSES AND POWERS

4.1 The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically, to have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon Corporations organized and any and all acts amendatory thereof and supplemental thereto.

5.    AUTHORIZED SHARES

5.1 The Corporation is authorized to issue three classes of stock to be designated, respectively, "Class A voting common stock", "Series A Preferred Stock" and "Series B Preferred Stock". The total number of shares which the Corporation is authorized to issue is seventy-five million (75,000,000) shares.

      Fifty million (50,000,000) shares shall be Class A voting common stock, each having a par value of one-tenth of one cent ($.001). Fifteen million (15,000,000) shares shall be Series A Preferred Stock, each having a par value of one tenth of one cent ($.001). Ten million (10,000,000) shares shall be Series B Preferred Stock, each having a par value of one tenth of one cent ($.001).

6.    PRE-EMPTIVE RIGHTS

6.1 No stockholder of the Corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for or take part of any of the notes, debentures, bonds or other securities convertible into or carrying options for warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation, except as may be otherwise stated in an agreement between the Corporation and stockholders or in these Second Amended and Restated Article of Incorporation or by an amended certificate of said Articles duly filed, may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to the resolution of its Board of Directors to such person, persons or organizations and upon such terms as may to such Board of Directors seem proper.

      THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO AND IMPOSED UPON THE CLASS A VOTING COMMON STOCK, THE SERIES A PREFERRED STOCK AND THE SERIES B PREFERRED STOCK ARE HEREINAFTER SET FORTH.

7.    VOTING OF SHARES

7.1 Each outstanding share of the Class A voting common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Each shareholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such shareholder or by its duly authorized attorney in fact. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to


                                         3.

      vote, but the shareholder shall have no right, whatsoever, to accumulate his or its votes with regard to such election.

7.2 In addition to the voting rights otherwise provided for herein and by law, the holder of each share of Series A Preferred Stock and of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A voting common stock into which such shares of Series A Preferred Stock and Series B Preferred Stock could then be converted, and with respect to such, shall have full voting rights and powers equal to the voting rights and powers of the holders of Class A voting common stock, voting together with the Class A voting common stock as a single class, and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock and Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

8.    DIVIDEND PROVISIONS

8.1 The holders of Class A voting common stock and Series A Preferred Stock are entitled to receive any dividend or any distribution declared by the Corporation, on a share per share basis, without any distinction as to Classes, as on an as-if-converted to Class A voting common stock basis as for the Series A Preferred Stock.

8.2 The holders of Series B Preferred Stock are entitled to receive, during each fiscal year of the Corporation, a cumulative and preferential dividend of 9% on the full amount of the consideration received by the Corporation for each share held, which is $2.25, which dividend shall accrue daily from and after the date of issuance of each share but shall only become payable from June 30, 2002. The holders of Series B Preferred Stock shall not be entitled to receive any other dividend. No dividend shall be declared or paid, during any fiscal year on any other classes of shares issued by the Corporation unless said cumulative and preferential dividend shall have been declared and paid to the holders of Series B Preferred Stock.

8.3 The holders of Class A voting common stock and of Series A Preferred Stock are not entitled to receive any dividend, the payment of which would reduce the net asset value of the Corporation to a value which would be less than the redemption price of the issued and outstanding shares of Series B Preferred Stock.

9.    LIQUIDATION

9.1 Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, holders of Class A voting common stock, of Series A Preferred Stock and of Series B Preferred Stock are entitled to share the residual assets of the Corporation on a share per share basis without any distinction as to classes once the cumulative and preferential dividend shall have been declared and paid on the Series B Preferred Stock. For the purposes of this Section 9.1, the number of Series A Preferred Stock and Series B Preferred Stock is calculated on an as-if-converted to Class A voting common stock basis.


                                       4.



10.   CONVERSION OF SERIES A PREFERRED STOCK

      The holders of Series A Preferred Stock shall have conversion rights as follows (the "Series A Conversion Rights"):

10.1 Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Class A voting common stock as is determined by dividing $1.50 (the "Original Series A Issue Price") by the Series A Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Class A voting common stock shall be deliverable upon conversion of Series A Preferred Stock without payment of additional consideration by the holder thereof (the "Series A Conversion Price") shall initially be $1.50 per share. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Class A voting common stock, shall be subject to adjustment as provided below.

      In the event of a liquidation of the Corporation, the Series A Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

10.2 Fractional Shares. No fractional shares of Class A voting common stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A Conversion Price.

10.3  Mechanics of Conversion

10.3.1 In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Class A voting common stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A voting common stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Series A Conversion Date"). The Corporation shall, as soon as practicable after the Series A Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Class A voting common stock to which such


                                      5.

      holder shall be entitled, together with cash in lieu of any fraction of a share and a certificate or certificates for the number of Class A Preferred Stock not converted.

10.3.2 The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Class A voting common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Series A Conversion Price below the then par value of shares of Class A voting common stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A voting common stock at such adjusted Series A Conversion Price.

10.3.3 On the Series A Conversion Date, all shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Series A Conversion Date, except only the right of the holders thereof to receive shares of Class A voting common stock in exchange therefor.

10.4  Adjustments to Series A Conversion Price for Diluting Issues

10.4.1 Special Definitions. For purposes of this Section 10.4 only, the following definitions shall apply:

      10.4.1.1. "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Class A voting common stock or Convertible Securities, excluding rights or options to acquire shares of Class A voting common stock granted to employees, directors or consultants of the Corporation pursuant to the Corporation's stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

      10.4.1.2. "Original Series A Issue Date" shall mean the date on which a share of Series A Preferred Stock was first issued or deemed to have been first issued. For the purposes hereof, a share of Series A Preferred Stock shall be deemed to have been first issued on the date on which the first "Class B" share of the capital stock of Touchtunes Digital Jukebox Inc. is issued to Societe Innovatech du Grand Montreal and Sofinov, Societe financiere d'innovations Inc. pursuant to a Subscription Agreement made and entered into in the City and District of Montreal on March 14th, 1997;

      10.4.1.3. "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class A voting common stock;


                                         6.

      10.4.1.4. "Additional Shares of Class A voting common stock" shall mean all shares of Class A voting common stock issued (or, pursuant to Section 10.4.3 below, deemed to be issued) by the Corporation after the Original Series A Issue Date, other than shares of Class A voting common stock issued or issuable upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock.

10.4.2 No Adjustment of Series A Conversion Price. No adjustment in the number of shares of Class A voting common stock into which the Series A
      Preferred Stock is convertible shall be made, by adjustment to the applicable Series A Conversion Price hereof:

      10.4.2.1. unless the consideration per share (determined pursuant to Section 10.4.5 for an Additional Share of Class A voting common stock issued or deemed to be issued by the Corporation) is less than the applicable Series A Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Class A voting common stock;

      10.4.2.2. in the event that the Corporation issues and sells shares of Series A Preferred Stock or Class A voting common stock to the holders of Series A Preferred Stock or their affiliates at a price equal to at least $1.50 per share (in the event that the Corporation issues and sells shares of Series A Preferred Stock or Class A voting common stock to the holders of Series A Preferred Stock or their affiliates at a price that is less than $1.50 per share, the adjustment in the number of shares of Class A voting common stock into which the Series A Preferred Stock is convertible shall be based upon the difference between $1.50 and such lesser price per share);

      10.4.2.3. in the event that the Corporation, in connection with the initial public offering, issues to the underwriter or its designee of the initial public offering, Options or Additional Shares of Class A voting common stock in lieu of or in addition to other compensation, including bridge loans with warrants; provided, that the amount of such compensation is reasonable and customary in the industry.

10.4.3 Issue of Securities, Deemed Issue of Additional Shares of Class A voting common stock. If the Corporation at any time or from time to time after the Original Series A Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Class A voting common stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Class A voting common stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Class A voting common stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section


                                         7.

      10.4.5 hereof) of such Additional Shares of Class A voting common stock would be less than the applicable Series A Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Class A voting common stock are deemed to be issued:

      10.4.3.1. no further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Class A voting common stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

      10.4.3.2. if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Class A voting common stock, issuable upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustment based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

      10.4.3.3. no readjustment pursuant to Section 10.4.3.2 above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price on the original adjustment date, or (2) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Class A voting common stock between the original adjustment date and such readjustment date;

      10.4.3.4. if any Option or conversion privilege represented by a Convertible Security shall expire or terminate without having been exercised, the Series A Conversion Price adjusted upon the issuance of such Option or Convertible Security shall be readjusted to the Series A Conversion Price that would have been in effect had the Option or Convertible Security not been issued; provided, however, that nothing contained in this
               Section 10.4.3.4 shall in any way whatsoever have an effect upon any Class A voting common stock which has been issued upon conversion of the Series A Preferred Stock;

      10.4.3.5. in the event of any change in the number of shares of Class A voting common stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price then in effect shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such changes, been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Class A voting common stock upon the


                                                       8.

               exercise or conversion of any such Option or Convertible
               Security.

10.4.4 Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Class A voting common stock. Subject to the provisions of
      Section 10.4.2 above, in the event the Corporation shall at any time after the Original Series A Issue Date issue at least 1,000 Additional Shares of Class A voting common stock (including Additional Shares of Class A voting common stock deemed to be issued pursuant to Section 10.4.3, but excluding shares issued as a dividend or distribution as provided in Section 10.6 or upon a stock split or combination as provided in Section 10.5), without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue to the price at which such Additional Shares of Class A voting common stock are issued.

      Notwithstanding the foregoing, the applicable Series A Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

10.4.5 Determination of Consideration. For purposes of this Section 10.4, the consideration received by the Corporation for the issue of any Additional Shares of Class A voting common stock shall be computed as follows:

      10.4.5.1.     Cash and Property.  Such consideration shall:

               10.4.5.1.1     insofar as it consists of cash, be computed at
                         the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

               10.4.5.1.2     insofar as it consists of property other than
                         cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

               10.4.5.1.3     in the event Additional Shares of Class A voting
                         common stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in subparagraphs 10.4.5.1.1 and 10.4.5.1.2 above, as determined in good faith by the Board of Directors.

      10.4.5.2. Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Class A voting common stock deemed to have been issued pursuant to
               Section 10.4.3, relating to Options and Convertible Securities, shall be determined by dividing:


                                                     9.

                    (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                    (y) the maximum number of shares of Class A voting common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

10.5 Adjustments for Stock Splits and Combinations. If the Corporation shall at any time, or from time to time after the Original Series A Issue Date, effect a subdivision of the outstanding Class A voting common stock, the Series A Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time, or from time to time after the Original Series A Issue Date, combine the outstanding shares of Class A voting common stock into a smaller number of shares, the Series A Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

10.6 Adjustments for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Series A Issue Date, shall make or issue, or fix a record date for the determination of holders of Class A voting common stock or Series B Preferred Stock entitled to receive, a dividend or other distribution payable only in additional shares of Class A voting common stock, then and in each such event the Series A Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

             (x)  the numerator of which shall be the total number of shares of
                 Class A voting common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

             (y) the denominator of which shall be the total number of shares of Class A voting common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of


                                          10.

                 Class A voting common stock issuable in payment of such dividend or distribution;

                 provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this subsection to reflect the actual payment of such dividend or distribution.

10.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Series A Issue Date, shall make or issue, or fix a record date for the determination of holders of Class A voting common stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Class A voting common stock (other than Class A voting common stock dividends paid under 10.6 hereof) or in cash, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Class A voting common stock receivable thereupon, the amount of securities or cash of the Corporation that they would have received had their Series A Preferred Stock been converted into Class A voting common stock on the date of such event and, in respect of such securities of the Corporation receivable by them, had they thereafter, during the period from the date of such event to and including the Series A Conversion Date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of Series A Preferred Stock.

10.8 Adjustment for Reclassification, Exchange or Substitution. If the Class A voting common stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Class A voting common stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

10.9 Adjustment for Merger or Reorganization, Etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Class A voting common stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon


                                        11.

      such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 10 with respect to the rights and interest thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth in this Section 10 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

10.10 No Impairment. The Corporation will not, by amendment of this Second Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such actions as may be necessary or appropriate in order to protect the Series A Conversion Rights of the holders of Series A Preferred Stock against impairment.

10.11 Certificate as to Adjustments. Upon the occurrence of each adjustment of the Series A Conversion Price pursuant to this Section 10, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and a certificate setting forth such adjustment, and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments,
      (ii) the Series A Conversion Price then in effect; (iii) the number of shares of Class A voting common stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

10.12 Notice of Record Date.  In the event:

10.12.1 that the Corporation declares a dividend (or any other distribution) on its Class A voting common stock payable in Class A voting common stock or other securities of the Corporation;

10.12.2 that the Corporation subdivides or combines its outstanding shares of Class A voting common stock;

10.12.3 of any reclassification of the Class A voting common stock of the Corporation (other than a subdivision or combination of its outstanding shares of Class A voting common stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

10.12.4 of the involuntary or voluntary dissolution, liquidation or winding-up of the Corporation;

      then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and


                                           12.

      shall cause to be mailed to the holders of Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in 10.12.4.1 below or twenty (20) days before the date specified in subparagraph 10.12.4.2 below, a notice stating:

      10.12.4.1. the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Class A voting common stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined; or

      10.12.4.2. the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Class A voting common stock of record shall be entitled to exchange their shares of Class A voting common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding-up.

10.13 Notices. Any notice required by the provisions of this Section 10 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

11.   CONVERSION OF SERIES B PREFERRED STOCK

      The holders of Series B Preferred Stock shall have conversion rights as follows (the "Series B Conversion Rights"):

11.1 Right to Convert. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable shares of Class A voting common stock as is determined by dividing $2.25 (the "Original Series B Issue Price") by the Series B Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Class A voting common stock shall be deliverable upon conversion of Series B Preferred Stock without payment of additional consideration by the holder thereof (the "Series B Conversion Price") shall initially be $2.25 per share. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Class A voting common stock, shall be subject to adjustment as provided below.

      In the event of a liquidation of the Corporation, the Series B Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

11.2 Fractional Shares. No fractional shares of Class A voting common stock shall be issued upon conversion of Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series B Conversion Price.


                                       13.

11.3  Mechanics of Conversion

11.3.1 In order for a holder of Series B Preferred Stock to convert shares of Series B Preferred Stock into shares of Class A voting common stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A voting common stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the "Series B Conversion Date"). The Corporation shall, as soon as practicable after the Series B Conversion Date, issue and deliver at such office to such holder of Series B Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Class A voting common stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share on the shares of Series B Preferred Stock being converted, the accrued and unpaid dividend on the shares of Series B Preferred Stock being converted and a share certificate or certificates for the number of shares of Class B Preferred Stock not converted.

11.3.2 The Corporation shall at all times when the Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Class A voting common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Series B Conversion Price below the then par value of shares of Class A voting common stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class A voting common stock at such adjusted Series B Conversion Price.

11.3.3 On the Series B Conversion Date, all shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Series B Conversion Date, except only the right of the holders thereof to receive shares of Class A voting common stock in exchange therefor.

11.4  Adjustments to Series B Conversion Price for Diluting Issues

11.4.1 Special Definitions. For purposes of this Section 11.4 only, the following definitions shall apply:


                                            14.

      11.4.1.1. "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Class A voting common stock or Convertible Securities, excluding rights or options to acquire shares of Class A voting common stock granted to employees, directors or consultants of the Corporation pursuant to the Corporation's stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

      11.4.1.2. "Original Series B Issue Date" shall mean the date on which a share of Series B Preferred Stock was first issued or deemed to have been first issued;

      11.4.1.3. "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Class A voting common stock;

      11.4.1.4. "Additional Shares of Class A voting common stock" shall mean all shares of Class A voting common stock issued (or, pursuant to Section 11.4.3 below, deemed to be issued) by the Corporation after the Original Series B Issue Date, other than shares of Class A voting common stock issued or issuable upon conversion of shares of Series A Preferred Stock of Series B Preferred Stock.

11.4.2 No Adjustment of Series B Conversion Price. No adjustment in the number of shares of Class A voting common stock into which the Series B Preferred Stock is convertible shall be made, by adjustment to the applicable Series B Conversion Price hereof:

      11.4.2.1. unless the consideration per share (determined pursuant to Section 11.4.5 for an Additional Share of Class A voting common stock issued or deemed to be issued by the Corporation) is less than the applicable Series B Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Class A voting common stock;

      11.4.2.2. in the event that the Corporation issues and sells shares of Series B Preferred Stock or Class A voting common stock to the holders of Series B Preferred Stock or their affiliates at a price equal to at least $2.25 per share (in the event that the Corporation issues and sells shares of Series B Preferred Stock or Class A voting common stock to the holders of Series B Preferred Stock or their affiliates at a price that is less than $2.25 per share, the adjustment in the number of shares of Class A voting common stock into which the Series B Preferred Stock is convertible shall be based upon the difference between $2.25 and such lesser price per share);

      11.4.2.3. in the event that the Corporation, in connection with the initial public offering, issues to the underwriter or its designee of the initial public offering, Options or Additional Shares of Class A voting common stock in lieu of or in addition to other compensation, including bridge loans with warrants;


                                               15.

               provided, that the amount of such compensation is reasonable and customary in the industry.

11.4.3 Issue of Securities, Deemed Issue of Additional Shares of Class A voting common stock. If the Corporation at any time or from time to time after the Original Series B Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Class A voting common stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Class A voting common stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Class A voting common stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section
      11.4.5 hereof) of such Additional Shares of Class A voting common stock would be less than the applicable Series B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Class A voting common stock are deemed to be issued:

      11.4.3.1. no further adjustment in the Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Class A voting common stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

      11.4.3.2. if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Class A voting common stock, issuable upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustment based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

      11.4.3.3. no readjustment pursuant to Section 11.4.3.2 above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (1) the Series B Conversion Price on the original adjustment date, or (2) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Class A voting common stock between the original adjustment date and such readjustment date;

      11.4.3.4. if any Option or conversion privilege represented by a Convertible Security shall expire or terminate without having been exercised, the Series B Conversion Price adjusted upon the issuance of such Option or Convertible Security shall be


                                                  16.

               readjusted to the Series B Conversion Price that would have been in effect had the Option or Convertible Security not been issued; provided, however, that nothing contained in this
               Section 11.4.3.4 shall in any way whatsoever have an effect upon any Class A voting common stock which has been issued upon conversion of the Series B Preferred Stock;

      11.4.3.5. in the event of any change in the number of shares of Class A voting common stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to a change resulting from the anti-dilution provisions thereof, the Series B Conversion Price then in effect shall forthwith be readjusted to such Series B Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such changes, been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Class A voting common stock upon the exercise or conversion of any such Option or Convertible Security.

11.4.4 Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Class A voting common stock. Subject to the provisions of
      Section 11.4.2 above, in the event the Corporation shall at any time after the Original Series B Issue Date issue at least 1,000 Additional Shares of Class A voting common stock (including Additional Shares of Class A voting common stock deemed to be issued pursuant to Section 11.4.3, but excluding shares issued as a dividend or distribution as provided in Section 11.6 or upon a stock split or combination as provided in Section 11.5), without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price shall be reduced, concurrently with such issue to the price at which such Additional Shares of Class A voting common stock are issued.

      Notwithstanding the foregoing, the applicable Series B Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

11.4.5 Determination of Consideration. For purposes of this Section 11.4, the consideration received by the Corporation for the issue of any Additional Shares of Class A voting common stock shall be computed as follows:

      11.4.5.1.     Cash and Property.  Such consideration shall:

               11.4.5.1.1     insofar as it consists of cash, be computed at
                         the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;


                                        17.

               11.4.5.1.2     insofar as it consists of property other than
                         cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

               11.4.5.1.3     in the event Additional Shares of Class A voting
                         common stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in subparagraphs 11.4.5.1.1 and 11.4.5.1.2 above, as determined in good faith by the Board of Directors.

      11.4.5.2. Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Class A voting common stock deemed to have been issued pursuant to
               Section 11.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

               (v) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

               (w) the maximum number of shares of Class A voting common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

11.5 Adjustments for Stock Splits and Combinations. If the Corporation shall at any time, or from time to time after the Original Series B Issue Date, effect a subdivision of the outstanding Class A voting common stock, the Series B Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time, or from time to time after the Original Series B Issue Date, combine the outstanding shares of Class A voting common stock into a smaller number of shares, the Series B Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

11.6 Adjustments for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Series B Issue Date, shall make or issue, or fix a record date for the determination of holders of Class A voting common stock or Series A


                                          18.

      Preferred Stock entitled to receive, a dividend or other distribution payable in additional shares of Class A voting common stock, then and in each such event the Series B Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction:

             (x) the numerator of which shall be the total number of shares of
                 Class A voting common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

             (y) the denominator of which shall be the total number of shares of Class A voting common stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A voting common stock issuable in payment of such dividend or distribution;

                 provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this subsection to reflect the actual payment of such dividend or distribution.

11.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Series B Issue Date, shall make or issue, or fix a record date for the determination of holders of Class A voting common stock or Series A Preferred Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Class A voting common stock (other than Class A voting common stock dividends paid under 11.5 hereof) or in cash, then and in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Class A voting common stock receivable thereupon, the amount of securities or cash of the Corporation that they would have received had their Series B Preferred Stock been converted into Class A voting common stock on the date of such event or had they held shares of Series A Preferred Stock instead of their shares of Series B Preferred Stock and, in respect of such securities of the Corporation receivable by them, had they thereafter, during the period from the date of such event to and including the Series B Conversion Date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of Series B Preferred Stock.

11.8 Adjustment for Reclassification, Exchange or Substitution. If the Class A voting common stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision


                                            19.

      or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Class A voting common stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

11.9 Adjustment for Merger or Reorganization, Etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Class A voting common stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in this Section 11 with respect to the rights and interest thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth in this Section 11 (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

11.10 No Impairment. The Corporation will not, by amendment of this Second Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such actions as may be necessary or appropriate in order to protect the Series B Conversion Rights of the holders of Series B Preferred Stock against impairment.

11.11 Certificate as to Adjustments. Upon the occurrence of each adjustment of the Series B Conversion Price pursuant to this Section 11, the Corporation at its expense shall promptly compute such adjustment in accordance with the terms hereof and a certificate setting forth such adjustment, and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments,
      (ii) the Series B Conversion Price then in effect; (iii) the number of shares of Class A voting common stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock.

11.12 Notice of Record Date.  In the event:


                                          20.

11.12.1 that the Corporation declares a dividend (or any other distribution) on its Class A voting common stock payable in Class A voting common stock or other securities of the Corporation;

11.12.2 that the Corporation subdivides or combines its outstanding shares of Class A voting common stock;

11.12.3 of any reclassification of the Class A voting common stock of the Corporation (other than a subdivision or combination of its outstanding shares of Class A voting common stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

11.12.4 of the involuntary or voluntary dissolution, liquidation or winding-up of the Corporation;

      then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in 11.12.4.1 below or twenty (20) days before the date specified in subparagraph 11.12.4.2 below, a notice stating:

      11.12.4.1. the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Class A voting common stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined; or

      11.12.4.2. the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Class A voting common stock of record shall be entitled to exchange their shares of Class A voting common stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding-up.

11.13 Redemption by the Corporation

11.13.1 Subject to the provisions of the Nevada Revised Statutes, the issued and outstanding shares of Series B Preferred Stock shall be redeemable, at their redemption price, at the option of the Corporation, (in whole and not in part) at the earliest of June 30, 2002 or the date on which the Corporation shall have delivered at least 7,000 juke-boxes to clients or operators having purchased or leased such juke-boxes;

11.13.2 The Corporation shall, at least thirty (30) days before the date fixed for redemption, give to each holder of shares of Series B Preferred Stock, a written notice of the intention of the Corporation to redeem such shares. Such notice shall be sent to each such holder at his address as it appears in the books of the Corporation, or at the last known address of the said holder. However, during said thirty (30) day period, a holder of shares of Series B Preferred Stock may elect to


                                        21.

      convert said shares into shares of Class A voting common stock as per the terms of this Section 11 at which time, the redemption right of the Corporation shall become null and void;

11.14 Obligation to redeem

11.14.1 Subject to the provisions of the Nevada Revised Statutes, the Corporation must redeem, at their redemption price, the shares of Series B Preferred Stock of a holder which requests the Corporation to do so in writing, in the proportion set forth by said holder. However, said redemption right may not be exercised prior to January 1, 2004;

11.15 Redemption price

11.15.1 The redemption price of each share of Series B Preferred Stock, whether it is redeemed at the option of the Corporation or of the holder thereof, shall be equal to its subscription price plus a premium which will cause each holder thereof to earn the equivalent of a 20% yearly return, including all dividends, from the date at which such share shall have been issued;

11.16 Notices. Any notice required by the provisions of this Section 11 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

12.   RESTRICTIONS AND LIMITATIONS

12.1 The Corporation shall not, without the vote or written consent by the holders of more than 50% of the then outstanding shares of the Series A Preferred Stock and of the Series B Preferred Stock ("Preferred Stock") voting together as a single class:

12.1.1 amend, repeal or waive any provision of, or add any provision to, the Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock;

12.1.2 authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise, or create any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any such equity security which is senior to or on a parity with the Preferred Stock;

12.1.3 effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation or any of its subsidiaries, or any consolidation or merger involving the Corporation or any of its subsidiaries, or any reclassification or other change of any stock, or any recapitalization of the Corporation;

12.1.4       increase the authorized number of shares of Preferred Stock; or


                                          22.

12.1.5 do any act or thing which would result in taxation of the holders of shares of the Preferred Stock under Section 305 of the Internal Revenue Code of 1954, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

13.   RESIDUAL RIGHTS

      All rights accruing to the outstanding shares of the Corporation not otherwise expressly provided for in this Restated Certificate of Incorporation shall be vested in the Class A voting common stock.

14.   DIRECTORS

14.1 The governing board of this Corporation shall be called directors, and number of directors may from time to time be specified by the By-laws of the Corporation at not less than one, nor more than fifteen. When the By-laws do not specify the number of directors, the number of directors shall be three (3), or equal to the number of shareholders should there be less than three initial shareholders. The names of the directors are:



                 NAME                      ADDRESS

      GUY NATHAN                    1, rue Jeanne D'Arc
                                    91330 YERRES
                                    FRANCE

      TONY MASTRONARDI              4973 Felix Mclernan
                                    PIERREFONDS, QUEBEC
                                    CANADA H8Y 3L2

      TONINO LATTANZI               12 rue Dubois
                                    CLAMART 92140
                                    PARIS, FRANCE

      SOPHIE FOREST                 175 Bedbrook
                                    MONTREAL WEST, QUEBEC
                                    CANADA H4X 1R7

      CAROLINE SINGLETON            4551, Madison
                                    MONTREAL, QUEBEC
                                    CANADA H4B 2V5

      JACQUES BOURQUE               1707 Aird Boulevard
                                    TOWN OF MOUNT ROYAL
                                    QUEBEC, CANADA
                                    H3P 2V1


      which directors shall hold office until the next annual meeting of the shareholders of the Corporation and until their successors have been duly elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.


                                      23.

15.   REGISTERED AGENT

15.1 The designated resident agent and its street address in Nevada, where process may be served is: The Corporation Trust Company of Nevada, One East First Street, Suite 1411, Reno, Nevada 89501.

      That Mr. Tony Mastronardi is the president of TouchTunes Music Corporation and that Mr. Jacques Bourque is the assistant secretary of said Corporation; that they have been authorized to execute the foregoing certificate by resolution of the board of directors, adopted at a meeting of the directors duly called; that such meeting was held on the









      April 19th, 2000; and that the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date of the certificate.

      Dated: May 2, 2000.

                             TOUCHTUNES MUSIC


                             /s/ TONY MASTRONARDI

                         By: Tony Mastronardi
                             /s/ JACQUES BOURQUE

                        and: Jacques Bourque, Assistant-
                             Secretary


                                     24.

      District of Montreal

      Province of Quebec

      Canada

               I, Michelle Sanchez, do hereby certify that on this 2nd day of May, 2000, personally appeared before me Mr. Tony Mastronardi and Mr. Jacques Bourque who being by me first duly sworn, declared that they are the President and Assistant-Secretary of TouchTunes Music Corporation that they signed the foregoing document as President and Assistant-Secretary of the Corporation, and that the statements herein contained are true.



                             /s/ MICHELLE SANCHEZ

                             Michelle Sanchez, notary public